EXHIBIT 3.1.1

CERTIFICATE OF INCORPORATION
OF
STARBOARD RESOURCES, INC.

FIRST: The name of the Corporation is: Starboard Resources, Inc.

SECOND: Its registered office in the State of Delaware is located at 505 Brookfield Dr., Dover, Delaware 19901-6534, County of Kent. The registered agent in charge thereof is Corporate Systems, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of authorized shares which the Corporation is authorized to issue 150,000,000 shares of common stock having a par value of $ 0.001000 per share and 10,000,000 shares of preferred stock having a par value of $ 0.001000 per share.

The number of authorized shares of preferred stock or of common stock may be raised by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote thereon.

All shares of common stock shall be identical and each share of common stock shall be entitled to one vote on all matters.

The board of directors is authorized, subject to limitations prescribed by law and the provisions of this Article Fourth, to provide by resolution or resolutions for the issuance of the shares of preferred stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares included in any such series, and to fix the designation, powers, preferences and rights of the shares of any such series and the qualifications, limitations or restrictions thereof.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect to each class of capital stock of the Corporation.

A.  COMMON STOCK

1.
General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors.

2.
Voting. The holders of the Common Stock shall have voting rights in all meetings of stockholders, each such holder being entitled to one vote for each share thereof held by such holder; provided, however, that, except as provided by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (which, as used herein, shall mean the certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one more other such series, to vote thereon pursuant to this Certificate of Incorporation. There shall be no cumulative voting.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

Starboard Resources, Inc. Certificate of Incorporation

3.
Dividends. Dividends may be declared and paid on the Common stock from funds lawfully available for such dividends when determined by the Board of Directors, subject to any preferential dividend or other rights of any then outstanding Preferred Stock.

4.
Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of the Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of any then outstanding Preferred Stock.

B.  PREFERED STOCK

1.
Preferred stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Corporation’s Board of Directors as provided herein. Any shares of Preferred Stock that may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.

2.
Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the Preferred Stock shares and by filing a certificate of designations in accordance with the Delaware General Corporation Law to determine and fix the number of shares and voting powers of each series, which voting powers may be full, limited, or no voting powers. Said resolution or resolutions may also provide for dividend rights, conversion rights, redemption privileges a liquidation preferences, as shall be stated and expressed in such resolutions, all to the full privileges and liquidation preferences as shall be stated in such resolutions, all to the full extent now or hereafter permitted by the Delaware General Corporation Law. Without limiting the foregoing, the resolutions providing for the issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of a majority of the voting power of the capital stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

Starboard Resources, Inc. Certificate of Incorporation

FIFTH: Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner nor or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

SIXTH: Any action required by the Delaware General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which holders of all shares entitled to vote on the action were present and voted.

SEVENTH: This Article SEVENTH is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1.
Initial Directors. The initial directors need not be elected by ballot, but shall be designated in the organizational consent. Directors subsequent to the initial directors shall be elected as required by the Corporation’s By-laws.

2.	General Powers. The business and affaires of the Corporation shall be managed by or under the direction of the Board of Directors.

3.
Number of Directors; Election of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be established by the Board of Directors within the parameters stated in the By-laws. Election of directors need not be by written ballot, except as and to the extent provided by the By-laws of the Corporation.

4.
Classes of Directors. Subject to the rights of holders of any series of Preferred Stock to elect Directors, the Board of Directors shall be elected as one class at the annual meeting of the stockholders of the Corporation.

5.
Term of Office. Subject to the rights of holders of any series of Preferred Stock to elect Directors and Section 1 of this Article SEVENTH, the term of each director shall end on the date of the Corporation’s annual meeting of stockholders, provided, further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal.

Starboard Resources, Inc. Certificate of Incorporation

6.	Quorum. The quorum of directors for a meeting of the Board of Directors shall be set by the By-laws of the Corporation.

7.
Action at Meeting. Every act or decision done or made by a majority of the directors present a meeting duly held at which a quorum is present shall be regarded as an act of the Board of Directors unless a greater number is required by law or by this Certificate of Incorporation.

8.
Removal. Subject to the rights of holders of any series of Preferred Stock, directors of the Corporation may be removed only for cause and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the votes that all stockholders would be entitled to case in an election of directors or class of directors.

9.
Vacancies. Subject to the rights of holders of any series of Preferred Stock, any vacancies or newly-created directorships in the Board of Directors, however occurring, shall be filled only by a vote of a majority of directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by stockholders unless the Board of Directors determines to hold a special stockholders’ meeting for said purpose. Directors elected to fill a vacancy or fill a position resulting from a newly-created directorship shall serve until the expiration of their term as stated in Section 5 of this Article SEVENTH.

10.
Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in a manner provided by the By-laws of the Corporation.

EIGHTH: This Corporation shall be perpetual unless otherwise decided by a majority of the Board of Directors.

NINTH: In furtherance and not in limitation of the powers conferred by the laws of Delaware and subject to the terms of any series of Preferred Stock, the board of directors is authorized to amend or repeal the Corporation’s By-laws by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors for which a quorum is present.

TENTH: The Corporation reserves the right to amend or repeal any provision in this Certificate of Incorporation in the manner prescribed by the laws of Delaware.

ELEVENTH: The Corporation shall provide indemnification as follows:

Starboard Resources, Inc. Certificate of Incorporation

1.
Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative, or using alternative dispute resolution methods such as arbitration or collaborative law (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving or has agreed to serve, at the request of the Corporation, as a director, officers, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (and all such persons being referred to hereafter as “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines, excise taxes and penalties arising under the Employee Retirement Security Act of 1974, and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner that Indemnitee reasonably believed to be in, and not opposed to, the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith an in a manner that Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2.
Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was, or has agreed to serve, at the request or the Corporation, as a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith an in a manner that Indemnitee reasonably believed to be in, or not opposed to, the interests of the Corporation, except that no indemnification shall made under this Section 2 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of Delaware or a court in which such action or suit was brought shall determine upon application, that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) that the Court of Chancery of Delaware of such other court deems proper.

Starboard Resources, Inc. Certificate of Incorporation

3.
Indemnification of Expenses of Successful Party. Notwithstanding any other provisions of this Article ELEVENTH, to the extent that Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article ELEVENTH, or in defense of any claim, issue or matter therein, or on appeal from such action, suit or proceeding, Indemnitee shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith. Without limiting the foregoing, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect to any action, suit or proceeding, or in defense of any claim, issue or matter therein or any appeal therefrom, that is disposed of, on the merits or otherwise (including a disposition without prejudice) without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee is liable to the Corporation, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe his or her conduct was unlawful.

4.
Notification and Defense of Claim. As a condition precedent to an Indemnitee’s right to be indemnified, such Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume such defense, the Corporation shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with such action, suit, proceeding or investigation, other than as provided below in this Section 4. Indemnitee shall have the right to employ his or her own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and Indemnitee in the conduct of the defense of such action, suit, proceeding or investigation or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article ELEVENTH. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The Corporation shall not be required to indemnify Indemnitee under this Article ELEVENTH for any amounts paid in settlement of any action, suit, proceeding or investigation effected without its written consent. The Corporation shall not settle any action, suit, proceeding or investigation in any manner that would impose a penalty or limitation on Indemnitee without Indemnitee’s written consent.  Neither the Corporation nor Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

Starboard Resources, Inc. Certificate of Incorporation

5.
Advancement of Expenses. Subject to the provisions of Section 6 of this Article ELEVENTH, in the event any threatened or pending action, suit, proceeding or investigation of which the Corporation received notice under this Article ELEVENTH, any expenses (including attorneys’ fees) incurred on behalf of Indemnitee in defending an action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by or on behalf of Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined by final judicial decision from which there is no further right to appeal that Indemnitee is not entitled to be indemnified by the Corporation as authorized under this Article ELEVENTH; and provided further that no such advancement of expenses shall be made under this Article ELEVENTH if it is determined (in the manner described in Section 6) that (i) Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, Indemnitee has reasonable cause to believe his or her conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

6.
Procedure for Indemnification and Advancement of Expenses. In order to obtain indemnification or advancement of expenses pursuant to Sections 1, 2, 3 or 5 of this Article ELEVENTH, an Indemnitee shall submit to the Corporation a written request. Any such advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of Indemnitee, unless (i) the Corporation assumes defense pursuant to Section 4 of this Article ELEVENTH (and none of the circumstances described in Section 4 of this Article ELEVENTH that would nonetheless entitle Indemnitee to Indemnification for the fees and expenses of separate counsel have occurred) or (ii) the Corporation determines within such 60-day period that Indemnitee did not meet the applicable standard of conduct set forth in Section 1, 2, 3 or 5 of this Article ELEVENTH, as the case may be. Any such indemnification, unless ordered by a court, shall be made with respect to requests under Sections 1 or 2 only as authorized in the specific case upon a determination by the Corporation that the indemnification of Indemnitee is proper because Indemnitee has met the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance (a) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), whether or not a quorum, (b) by a committee of disinterested directors designated by a majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation.

Starboard Resources, Inc. Certificate of Incorporation

7.
Remedies. The right to indemnification or advancement of expenses as granted by this Article ELEVENTH shall be enforceable by Indemnitee in any court of competent jurisdiction. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 of this Article ELEVENTH that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. In any suit brought by Indemnitee to enforce a right to indemnification, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall have the burden of proving that Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article ELEVENTH. Indemnitee’s expenses (including attorney’s fees) reasonably incurred in connection with successfully establishing Indemnitee’s right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation. Notwithstanding the foregoing, in any suit brought by Indemnitee to enforce a right to indemnification hereunder it shall be a defense that Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law.

8.
Limitations. Notwithstanding anything to the contrary in this Article ELEVENTH, except as set forth in Section 7 of this Article ELEVENTH, the Corporation shall not indemnify an Indemnitee pursuant to this Article ELEVENTH in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article ELEVENTH, the Corporation shall not indemnify an Indemnitee to the extent that such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund indemnification payments to the Corporation to the extent of such insurance reimbursement.

9.
Subsequent Amendment. No amendment, termination or repeal of this Article ELEVENTH or of the relevant provisions of the Delaware General Corporations Law or any other applicable laws shall adversely affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

Starboard Resources, Inc. Certificate of Incorporation

10.
Other Rights. The indemnification and advancement of expenses provided by this Article ELEVENTH shall not be deemed exclusive of any other rights to which Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs executors and administrators of Indemnitee. Nothing contained in this Article ELEVENTH shall be deemed to prohibit, and Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set for in this Article ELEVENTH. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article ELEVENTH.

11.
Partial Indemnification. If an Indemnitee is entitled under any provision of this Article ELEVENTH to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees) liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974) or amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with any action, suit, proceeding or investigation or any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974) or amounts paid in settlement to which Indemnitee is entitled.

12.
Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

13.
Savings Clause. If this Article ELEVENTH or any portion shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974) and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by the applicable portion of this Article ELEVENTH that shall not have been invalidated and to the fullest extent permitted by applicable law.

Starboard Resources, Inc. Certificate of Incorporation

14.
Definitions. Terms used herein and defined in Section 145(h) and Section 145(i) of the Delaware General Corporation Law shall have the respective meaning assigned to such terms in Section 145(h) and Section 145(i).

TWELFTH: The incorporator is Michael Pawelek whose mailing address is 300 E. Sonterra Blvd., Suite 1220, San Antonio, TX 78258.

In WITNESS WHEREOF, this Certificate of Incorporation has been duly adopted in accordance with Sections 228 and 265 of the Delaware General Corporation Law, for the purpose of forming a corporation under the laws of the State of Delaware do make and file this certificate, and do certify that the facts herein stated are true; and have accordingly signed below, this 25th day of June, 2012.

Signed and Attested to by:	/s/ Michael Pawelek
Michael Pawelek, Incorporator

Starboard Resources, Inc. Certificate of Incorporation